UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2007

FRANKLIN TOWERS ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-135199	20-4069588
(Commission File Number)	(IRS Employer Identification No.)

5 Ash Drive
Center Barnstead, NH 03225
(Address of Principal Executive Offices, Zip Code)

(702) 966-0436
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section – Other Events

Item 8.01 Other Events

Down Payment on the Purchase Price of Certain Assets of Zhengzhong

As previously reported in the Current Report on Form 8-K filed by Franklin Towers Enterprises, Inc., a Nevada corporation (the “Registrant”), with the Securities and Exchange Commission on November 27, 2007, the Registrant entered into a Letter of Intent (the “Letter of Intent”) with Zhengzhong Silkworm Industrial Development Co., a limited liability company organized under the laws of the People’s Republic of China (“Zhengzhong”), pursuant to which the Registrant agreed to acquire certain assets of Zhengzhong.

In furtherance of the transaction contemplated by the Letter of Intent, on December 28, 2007, the Registrant entered into a letter agreement (the “Agreement”) with Zhengzhong, pursuant to which the Registrant agreed to pay Zhengzhong the sum of $410,000 as a down payment on the purchase price of the assets referenced in the Letter of Intent. The remainder of the balance of the purchase price, which is to be mutually agreed upon after the Registrant has completed its due diligence investigation of the Zhengzhong and its assets, is due and payable on the closing of the transaction contemplated by the Letter of Intent.

The closing of the transaction contemplated by the Letter of Intent will occur after, among others, the parties have conducted their due diligence investigation and the delivery of audited financial statements of Zhengzhong. The parties agreed that the Down Payment is fully refundable if the transaction is not consummated.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement which is attached hereto as Exhibit 10.8.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.8	Agreement dated December 28, 2007, between the Registrant and Zhengzhong Silkworm Industrial Development Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN TOWERS ENTERPRISES, INC.

By:	/s/ Kelly Fan
Name:	Kelly Fan
Title:	President and Chief Executive Officer

Date: December 28, 2007